Exhibit 99.4

Contact:

Kari Mickits

AMX Corporation

469-624-7605

kari.mickits@amx.com

AMX to be Acquired by Duchossois Industries for $22.50 Per Share

$315 Million Transaction Maximizes Shareholder Value

RICHARDSON, TX and ELMHURST, IL – February 15, 2005 – AMX Corporation (Nasdaq: AMXC) and Duchossois Industries, Inc. announced today that they have entered into a definitive agreement pursuant to which an affiliate of Duchossois will acquire AMX. Under the terms of the agreement, AMX shareholders will receive $22.50 per share in cash, a 28% premium over the average closing price of AMX’s common stock for the 90 trading days ended February 14, 2005. The total transaction is valued at approximately $315 million. The Duchossois affiliate is expected to commence a tender offer for all of AMX’s outstanding common stock within the next five business days which will, subject to extension in certain cases, remain open for 20 business days following the commencement of the offer.

“The AMX Board of Directors and management team have determined that the Duchossois offer is the best approach to maximize shareholder value,” said Bob Carroll, AMX President and CEO. “The agreement signed with Duchossois provides shareholders an excellent return on their AMX stock investment. Just two years ago, AMX had a market capitalization of approximately $12 million and is today valued at approximately $315 million through the Duchossois offer. This clearly is a win for our shareholders.”

The AMX Board of Directors has unanimously approved the transaction. Consummation of the tender offer is conditioned upon matters customary in similar transactions. The parties expect Duchossois’ acquisition of AMX to be completed during the second calendar quarter of 2005. Following the Duchossois affiliate’s acquisition of at least a majority of AMX’s fully diluted outstanding shares in the tender offer, the Duchossois affiliate will merge with and into AMX, with any shares not tendered in the tender offer being converted into the right to receive $22.50 per share in cash, and employee stock options being exchanged for $22.50 per share in cash less the exercise price of such options. AMX will continue to be headquartered in Richardson, Texas and will maintain the AMX name and brand. The AMX management team, along with its employees, will remain in place following the acquisition and business operations will continue as usual.

Shareholders, including AMX’s directors and officers, holding a total of approximately 17.7% of the outstanding shares of AMX, have entered into separate agreements pursuant to which they have agreed, subject to certain conditions, to tender their shares in support of the transaction.

Carroll added, “AMX is pleased to join Duchossois Industries because of its proven history of building successful businesses. We will continue to build upon the solid platform we have established to grow AMX’s existing business. An alliance with Duchossois will help accelerate new research and development and acquisition programs that will enhance our growing product portfolio. Our proven successes, coupled with Duchossois’ operating experience, relationships and financial resources, will strengthen our industry leadership position and assure our future growth.”

“We have a deep appreciation for the hundreds of individuals who have built the impressive AMX organization over the past two decades,” said Craig Duchossois CEO of Duchossois Industries. “The strength of AMX’s management team and employees has created an industry leader and top innovator of control system technology.” Duchossois added, “Our goal is to significantly enhance AMX’s leadership position through expanded research and development and acquisition programs, enabling the company to grow into new markets. We look forward to working with Bob Carroll and the rest of the AMX team to build upon the strengths of this world-class company and deliver even greater value to its customers and partners.”

Duchossois acquires and invests in companies with exceptional management teams and compelling technology. Duchossois’ holdings include The Chamberlain Group, the world leader in consumer and commercial garage door openers and other access control products, and Duchossois Technology Partners, which invests in advanced-technology ventures.

AMX products enable residential and commercial customers to centrally manage and control a variety of audio/video, environmental and communications technologies. Customers also leverage the company’s advanced hardware and software platforms to store and distribute digital content, as well as to manage a selection of resources and services.

AMX customers will continue to place product orders and request technical support through the same procedures. Customers’ direct sales, distributor and independent representation contacts will not change, and AMX’s current relationship with its manufacturing and operations partners and suppliers will not be affected.

Seven Hills Partners LLC acted as the financial adviser to AMX Corporation in this transaction.

In conjunction with this announcement, AMX will host a conference call for its shareholders on Tuesday, February 15, 2005 at 11:00 a.m. Central Standard Time / 12:00 p.m. Eastern Standard Time. You can dial by phone at 800-362-0571, password “AMX.” The replay dial-in number is 888-274-8335, password “AMX”.

The tender offer for the outstanding shares of AMX has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of AMX. When they become available, shareholders should read:

•	AMX’s solicitation/recommendation statement on Schedule 14D-9, and

•	Duchossois’ Tender Offer statement on Schedule TO, including the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery.

Each of these documents will contain important information about the tender offer. When they become available, shareholders can obtain these documents for free from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release may contain forward-looking statements, including statements about the timing and completion of an all cash tender offer for AMX outstanding shares, the ability to complete the tender offer and subsequent merger on the terms contemplated, the value of the transaction, the anticipated impact of the acquisition on AMX operations and financial results and other projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties, including the risks and uncertainties disclosed in AMX’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended March 31, 2004, and its quarterly report on Form 10-Q for the period ended September 30, 2004, that could cause actual results to differ materially from those projected in these forward-looking statements. These statements speak only as of the date of this press release, and AMX and Duchossois undertake no obligation to update or revise any of the statements, risks or reasons why actual results might differ. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

About AMX Corporation

Founded in 1982, AMX Corporation (Nasdaq: AMXC) is a worldwide leader in advanced control and automation technology for commercial and residential markets. AMX products enable users to centrally manage and control a variety of audio/video, environmental and communications technologies. Customers also leverage the company’s advanced hardware and software platforms to store and distribute digital content, as well as to manage a selection of resources and services. By centralizing the management and control of these devices, AMX customers experience simplicity, efficiency and productivity in any environment. AMX delivers these benefits by working with leading manufacturers, dealers and distributors to integrate its products into vertical market installations around the world. It’s your world. Take control.™ For more information about AMX, visit www.amx.com.

About Duchossois

DUCHOSSOIS INDUSTRIES, INC. (“DII”), a privately-held company headquartered in Elmhurst, Illinois, a suburb of Chicago, holds interests in a diversified portfolio of companies, including The Chamberlain Group, Inc. (consumer and commercial access control products), Chamberlain Manufacturing Company (defense products), Thrall Investment Group of Companies (investments) and Duchossois Technology Partners (venture capital). DII also holds strategic interests in Churchill Downs, Inc. (NASDAQ: CHDN) and Trinity Industries, Inc. (NYSE: TRN).